SECURITIES PURCHASE AGREEMENT



--------------------------------------------------------------------------------

                                     between


                             DANSKIN INVESTORS, LLC

                      a Delaware Limited Liability Company





                                       and



                                  DANSKIN, INC.


                             a Delaware Corporation

 -------------------------------------------------------------------------------


                            As of September 22, 1997




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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.

         PURCHASE AND SALE OF SECURITIES.....................................  1
         Section 1.01      Authorization of Securities.......................  1
         Section 1.02      Sale and Purchase of Securities...................  2
         Section 1.03      Purchase Price....................................  2
         Section 1.04      Transfer Taxes....................................  2
         Section 1.05      Closing Date......................................  2

ARTICLE II.

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................  2
         Section 2.01      Organization and Qualification....................  3
         Section 2.02      Authority.........................................  3
         Section 2.03      Consents and Approvals; No Violations.............  3
         Section 2.04      Capitalization....................................  4
         Section 2.05      Subsidiaries......................................  5
         Section 2.06      Articles of Incorporation and By-laws.............  5
         Section 2.07      Compliance With Laws; Licenses....................  5
         Section 2.08      Litigation; Investigations........................  5
         Section 2.09      Taxes.............................................  6
         Section 2.10      Employee Benefit Plans; ERISA.....................  8
         Section 2.11      Labor Relations................................... 10
         Section 2.12      Insurance Policies................................ 11
         Section 2.13      Environmental Laws................................ 11
         Section 2.14      Financial Statements and Books and Records........ 13
         Section 2.15      Absence of Liabilities............................ 14
         Section 2.16      Absence of Specified Changes...................... 14
         Section 2.17      Real Property; Leases............................. 16
         Section 2.18      Equipment and Personal Property................... 17
         Section 2.19      Intangible Property............................... 18
         Section 2.20      Software.......................................... 18
         Section 2.21      Contracts......................................... 18
         Section 2.22      Inventory......................................... 20
         Section 2.23      Title to Properties; Liens........................ 20
         Section 2.24      Condition of Assets............................... 20
         Section 2.25      Transactions with Affiliates...................... 21
         Section 2.26      Valid Transfer.................................... 21
         Section 2.27      Absence of Certain Practices...................... 21


                                       ii

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         Section 2.28      Accounts Payable and Accrued Expenses............. 21
         Section 2.29      Accounts Receivable............................... 21
         Section 2.30      Solvency.......................................... 22
         Section 2.31      Investment Company Act............................ 22
         Section 2.32      Securities Exchange Act Reports................... 22
         Section 2.33      Securities Exemption.............................. 23
         Section 2.34      Customers and Suppliers........................... 23
         Section 2.35      Rights Plan....................................... 23
         Section 2.36      Promotional Programs.............................. 23
         Section 2.37      Orders, Commitments and Returns................... 24
         Section 2.38      Warranty Claims................................... 24
         Section 2.39      Disclosure........................................ 24

ARTICLE III.

         REPRESENTATIONS AND WARRANTIES OF THE BUYER......................... 24
         Section 3.01      Organization...................................... 24
         Section 3.02      Authority......................................... 24
         Section 3.03      Consents and Approvals; No Violations............. 25
         Section 3.04      Own Account....................................... 25
         Section 3.05      Limited Transferability........................... 25
         Section 3.06      Accredited Investor............................... 25
         Section 3.07      Furnishing the Company with Information........... 25

ARTICLE IV.

         CONDITIONS TO EACH PARTY'S OBLIGATIONS.............................. 26
         Section 4.01      Governmental Authorizations; Consents............. 26
         Section 4.02      Absence of Litigation............................. 26
         Section 4.03      No Injunction..................................... 26
         Section 4.04      Opinion of Investment Banker...................... 26

ARTICLE V.

         CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS..................... 26
         Section 5.01      Accuracy of Representations and Warranties........ 26
         Section 5.02      Performance by the Company........................ 27
         Section 5.03      Opinion of Counsel................................ 27
         Section 5.04      Casualty Losses; Material Change.................. 27
         Section 5.05      Customer Consents................................. 27
         Section 5.06      Securities........................................ 27
         Section 5.07      Deliveries........................................ 27
         Section 5.08      By-law Amendments................................. 27


                                       iii
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         Section 5.09      Lease............................................. 28
         Section 5.10      Employment Agreements............................. 28
         Section 5.11      License Modifications............................. 28
         Section 5.12      Modification of Preferred Stock................... 29
         Section 5.13      SunAmerica Waiver................................. 29
         Section 5.14      Net Operating Losses.............................. 29
         Section 5.15      Board of Directors................................ 29
         Section 5.16      FIRPTA Affidavit.................................. 29
         Section 5.17      Rights Plan....................................... 29
         Section 5.18      Registration Rights Agreement..................... 29
         Section 5.19      Patent Collateral and Security Agreement.......... 29
         Section 5.20      Trademark Security Agreement...................... 30
         Section 5.21      License Security Agreement........................ 30
         Section 5.22      Loan and Security Agreement....................... 30
         Section 5.23      Guaranty.......................................... 30

ARTICLE VI.

         CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS................... 30
         Section 6.01      Accuracy of Representations and Warranties........ 30
         Section 6.02      Performance by the Buyer.......................... 30
         Section 6.03      Deliveries........................................ 30

ARTICLE VII.

         SURVIVAL OF REPRESENTATIONS, WARRANTIES,
         COVENANTS AND AGREEMENTS............................................ 31

ARTICLE VIII.

         INDEMNIFICATION..................................................... 31
         Section 8.01      General Indemnity................................. 31
         Section 8.02      Indemnification Procedure......................... 32

ARTICLE IX.

         COVENANTS/OBLIGATIONS AFTER THE CLOSING.
          ................................................................... 34
         Section 9.01      Further Assurances................................ 34
         Section 9.02      Maintenance of Office............................. 34
         Section 9.03      Corporate Existence; Status....................... 34
         Section 9.04      Dividends......................................... 34
         Section 9.05      Application of Proceeds........................... 34


                                       iv
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         Section 9.06      Observance of Statutes, Regulations and Orders.... 35
         Section 9.07      Taxes............................................. 35
         Section 9.08      Maintenance of Properties......................... 35
         Section 9.09      Books and Records................................. 35
         Section 9.10      Maintenance of Insurance; Indemnification......... 35
         Section 9.11      Inspection........................................ 35
         Section 9.12      Furnish Reports................................... 35
         Section 9.13      Furnish Additional Information.................... 36
         Section 9.14      Rights Offering................................... 36
         Section 9.15      Transfer of Securities............................ 38
         Section 9.16      Corporate Governance.............................. 38
         Section 9.17      Options........................................... 39
         Section 9.18      Exchange of Securities............................ 39
         Section 9.19      Information Statement; Certificate of
                           Incorporation..................................... 40
         Section 9.20      Confidentiality................................... 41

ARTICLE X.

         MISCELLANEOUS....................................................... 41
         Section 10.01     Costs............................................. 41
         Section 10.02     Headings.......................................... 42
         Section 10.03     Notices........................................... 42
         Section 10.04     Binding Effect.................................... 43
         Section 10.05     Governing Law; Forum; Process..................... 43
         Section 10.06     Entire Agreement.................................. 43
         Section 10.07     Counterparts...................................... 44
         Section 10.08     Severability...................................... 44
         Section 10.09     No Prejudice...................................... 44
         Section 10.10     Words in Singular and Plural Form................. 44
         Section 10.11     Parties in Interest............................... 44
         Section 10.12     Amendment and Modification........................ 44
         Section 10.13     Waiver............................................ 44
         Section 10.14     Knowledge of the Company.......................... 44
         Section 10.15     Remedy for Breach................................. 44

EXHIBITS

         A.  Certificate of Designations of Investor Preferred Stock
         B.  Notes
         C.  Certificate of Designations of Convertible Preferred Stock
         D.  Warrant
         E.  Opinion of Company Counsel


                                        v
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         F.  Registration Rights Agreement
         G.  Patent Collateral Assignment and Security Agreement
         H.  Trademark Security Agreement
         I.  License Security Agreement
         J.  Loan and Security Agreement
         K.  Mortgage and Deed of Trust Documents
         L.  Guaranty of Danpen, Inc.
         M.  Agreement with Donald Schupak
         N.  Fourth Amendment to Employment Agreement with Mary Ann Domuracki
         O.  Fifth Amendment to Employment Agreement with Beverly Eichel
         P.  Warrant Agreement granted to Donald Schupak
         Q.  Option Agreement granted to Mary Ann Domuracki
         R.  Option Agreement granted to Beverly Eichel
         S.  Option Agreement granted to Nina McLemore

                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

         SECURITIES PURCHASE AGREEMENT, dated as of September 22, 1997 (this "Agreement"), by and between Danskin Investors, LLC, a Delaware limited liability company (the "Buyer"), and Danskin, Inc. a Delaware corporation (the "Company").

                                 R E C I T A L S
                                 ---------------

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Buyer desires to purchase from the Company and the Company desires to sell to the Buyer (i) Series C Convertible Preferred Stock of the Company, $.01 par value per share ("Investor Preferred Stock") and (ii) convertible subordinated notes (the "Notes" and collectively with the Investor Preferred Stock, the "Securities), as more particularly described herein in consideration for the payments from the Buyer, as set forth herein;

         WHEREAS, the Buyer and the Company also desire to establish in this Agreement certain terms and conditions concerning the corporate governance of the Company.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I.

                         PURCHASE AND SALE OF SECURITIES
                         -------------------------------

         Section 1.01 Authorization of Securities. Upon the terms and subject to the conditions set forth herein, the Company has authorized the issuance and sale of (i) Five Hundred Thousand Dollars ($500,000) in stated value of Investor Preferred Stock which shall contain the terms and conditions and be in the form of Exhibit A hereto, (ii) Fifteen Million Dollars ($15,000,000) aggregate principal amount of Notes which shall contain the terms and conditions and be in the form of Exhibit B hereto, (iii) upon conversion or exchange of the Securities, Twelve Million Dollars ($12,000,000) in stated value of Series D Cumulative Convertible Preferred Stock of the Company, $.01 par value per share ("Convertible Preferred Stock"), which shall contain the terms and conditions and be in the form of Exhibit C hereto, (iv) upon conversion or exchange of the Securities, a warrant to purchase 10,000,000 shares of common stock of the Company, $.01 par value per share ("Common Stock"), at an exercise price per share equal to $.30 (the "Warrant") which shall contain the terms and conditions and be in the form of Exhibit D hereto, (v) subject to stockholder approval of an increase in the authorized capital stock of the Company, upon conversion of the Convertible Preferred Stock and exercise of the Warrant, up to 50,000,000 shares of Common Stock (such shares of Common Stock, Investor Preferred Stock, Convertible Preferred Stock and the shares of Common Stock referred to in clause
(vi) below are
sometimes referred to herein as the "Stock") and (vi) upon conversion or exchange of the Securities, up to 10,000,000 shares of Common Stock to be offered in the Rights Offering (as defined in Section 9.14).

         Section 1.02 Sale and Purchase of Securities. Upon the terms and subject to the conditions set forth herein, at the Closing (as defined in Section 1.05), the Company shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Company, free and clear of all liens, charges, encumbrances, security interests, pledges, equities, assessments or restrictions of any nature whatsoever, (i) Five Hundred Thousand Dollars ($500,000) in stated value of Investor Preferred Stock and (ii) $15,000,000 aggregate principal amount of Notes.

         Section 1.03 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Securities to be purchased pursuant to Section 1.02 shall be paid by the Buyer at the Closing by (i) cancelling in part and contributing to the capital of the Company in part the outstanding principal amount of the term loan portion (the "Loan Amount") of the Company's obligations under the Amended and Restated Loan and Security Agreement between the Company and First Union National Bank of North Carolina (the "Bank"), as agent, and the lender's named therein, dated as of June 22, 1995, as amended to date (the "Loan Agreement") and (ii) wire transfer of $4,000,000 (the "Cash Purchase Price") to an account(s) designated in writing by the Company.

         Section 1.04 Transfer Taxes. The Company shall pay on the Closing Date all municipal, county, state and federal sales and transfer taxes incurred and the costs of preparing or documenting the same, if any, in connection with the transactions contemplated by this Agreement. The Company shall prepare, and each party, as appropriate, shall in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to matters within its knowledge required in connection with the payment of any such tax.

         Section 1.05 Closing Date. Subject to the fulfillment or waiver of the conditions precedent set forth in Articles IV, V, and VI, the closing of the transactions contemplated by Section 1.02 of this Agreement (the "Closing") shall take place at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York 10022 on September 22, 1997, or such other location, date and time as to which the parties may mutually agree (such date and time of the Closing is referred to herein as the "Closing Date").


                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company represents and warrants to the Buyer as of the date hereof and the date of the Closing as follows:


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         Section 2.01 Organization and Qualification. The Company and each of its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (each a "Subsidiary" and collectively, the "Subsidiaries")), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and each Subsidiary has all corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each Subsidiary is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Material Adverse Effect on the Company or such Subsidiary. A true, correct and complete list of such jurisdictions is set forth on Schedule 2.01. For purposes of this Agreement, a "Material Adverse Effect" with respect to the Company and the Subsidiaries means any event, circumstance or condition that, individually or when aggregated with all other similar events, circumstances or conditions could reasonably be expected to have, or has had, a material adverse effect on: (i) the business, property, operations, condition (financial or otherwise), results of operations or prospects of the Company or such Subsidiary, (ii) the Securities or (iii) the ability of the Company to consummate the transactions contemplated hereunder.

         Section 2.02 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each of the other exhibits hereto, documents otherwise to be delivered at the Closing pursuant to
Section 5.07 hereof, the Seventh Amendment to the Loan Agreement, the Subordination Agreement and the Assignment and Acceptance to be entered into between the Buyer and the Bank and acknowledged by the Company and each other agreement or instrument delivered at the Closing (the "Related Agreements") and to consummate the transactions contemplated by this Agreement and the Related Agreements. Except as set forth on Schedule 2.02, the execution, delivery and performance of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Related Agreements or to consummate the transactions contemplated hereby or thereby, except that the approval of the holders of not less than a majority of the outstanding shares of voting stock of the Company are required to amend the Company's certificate of incorporation (the "Certificate of Incorporation") as contemplated by Section 9.19 hereof. This Agreement and the Related Agreements have been duly executed and delivered by the Company and, assuming this Agreement and the Related Agreements constitute valid and binding obligations of the Buyer, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

         Section 2.03 Consents and Approvals; No Violations. Except as set forth on Schedule 2.03, neither the execution, delivery or performance of this Agreement or the Related Agreements by the Company, nor the consummation by it of the transactions contemplated hereby or thereby nor compliance by it with any of the provisions hereof or thereof will (i)

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conflict with or result in any breach of any provision of the charter or by-laws of the Company or any Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), except where the failure to obtain any permit, authorization, consent or approval, or to make such filing or notification would not have a Material Adverse Effect, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of their properties or assets may be bound, except where such violation or breach would not have a Material Adverse Effect, (iv) result in any payment being required or being accelerated on the part of the Company to any person on account of severance arrangements or otherwise or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Subsidiary or any of their properties or assets.

         Section 2.04 Capitalization. The authorized and outstanding capital stock of the Company as of the date hereof is as set forth on Schedule 2.04(a) hereto. All of the outstanding shares of the capital stock of the Company are validly issued, fully paid and non-assessable and have been issued by the Company in compliance with all applicable federal and state securities laws and all applicable rules and regulations thereunder. The Securities to be issued hereunder have been validly authorized, and when delivered and paid for pursuant to this Agreement, will be validly issued and outstanding, and fully paid and non-assessable. Except for the satisfaction of any stockholder approvals and the clearance of the Information Statement (as defined in Section 3.07), the Convertible Preferred Stock, the Warrant and the Common Stock to be issued upon conversion or exchange of the Securities and the Convertible Preferred Stock or exercise of the Warrant have been validly authorized, and when delivered and paid for pursuant to this Agreement, will be validly issued and outstanding, and fully paid and non-assessable. Except as set forth on Schedule 2.04(b), the issuance and sale of the Securities and the Stock will not give rise to (x) any preemptive rights or rights of first refusal or similar rights (other than the rights of other shareholders of the Company to purchase in the Rights Offering) or (y) any anti-dilution rights or similar rights on behalf of anyone in existence either on the date hereof or on or prior to the Closing Date. Except as set forth on Schedule 2.04(b), there are no outstanding (i) securities convertible into or exchangeable for the Company's capital stock; (ii) options, warrants or other rights to purchase or subscribe for capital stock of the Company; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights. Except as set forth on Schedule 2.04(b), there is no outstanding right, option or other agreement of any kind to purchase or otherwise to receive from the Company any ownership interest in the Company or the Subsidiaries, and there is no outstanding right or security of any kind convertible into such ownership interest. Except as set forth on Schedule 2.04(b), there is no outstanding right, option or other agreement of any kind to register under the Securities Act of 1933, as amended, any securities of the Company.

         Section 2.05 Subsidiaries. Schedule 2.05 attached hereto lists the name of each Subsidiary and sets forth the number and class of the authorized capital stock of each Subsidiary and the number of shares of each Subsidiary which are issued and outstanding, all of which shares (except as set forth on Schedule 2.05) are owned by the Company, free and clear of all liens, claims, charges or encumbrances of every kind. Except as set forth on Schedule 2.05, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         Section 2.06  Articles of Incorporation and By-laws. Attached hereto on
Schedule 2.06 are true and complete copies of the Company's Certificate of Incorporation and by-laws (the "Bylaws") as in effect on the date hereof.

         Section 2.07  Compliance With Laws; Licenses.

                  (a) The conduct of the business of the Company and each Subsidiary is in material compliance with all federal, state, local or foreign laws, rules, regulations or ordinances, or judgments, injunctions, writs, decrees, orders or guidance documents and memos of any court or Governmental Entity (collectively, the "Orders"), and all industry manufacturing and safety standards, and the Company has not received any notice of any material violation of any Order which remains outstanding except those listed on Schedule 2.07. Neither the Company nor any Subsidiary is subject to any Order currently in effect which could individually or in the aggregate have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 2.07, the Company possesses all licenses, permits, consents, authorizations, registrations and approvals of, with or from Governmental Entities which have jurisdiction over it, and occupancy, fire, business and other permits from local officials ("Licenses"), and is in full compliance with the terms thereof except where any violations, or the absence of such License, would not singly, or in the aggregate, have a Material Adverse Effect. All of the Licenses are valid and in full force and effect.

         Section 2.08 Litigation; Investigations. Schedule 2.08 sets forth a complete and accurate list of all suits, claims, proceedings, investigations, audits or reviews which are pending or, to the best knowledge of the Company, threatened against, probable of assertion against or affecting the Company or any Subsidiary, any of their directors or any properties or assets used in the conduct of the business of the Company (other than routine proceedings or routine, uncontested claims for benefits under any Plans (as defined in Section 2.10)). Except as disclosed in Schedule 2.08 (i) no investigation, audit or review by any Governmental Entity with respect to the Company or any Subsidiary is pending or, to the best of the Company's knowledge, threatened, nor has any Governmental Entity indicated to the Company an intention to conduct the same, and (ii) there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary at law or in equity where the relief claimed exceeds $10,000 above applicable insurance coverage, or before any Governmental Entity. Except as set forth on Schedule 2.08, there is no pending action or suit seeking in excess of $250,000 brought by the Company or any Subsidiary against others.

         Section 2.09  Taxes.

                  (a) The terms "Tax" and "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, or local or domestic or foreign. The term "Tax Return" shall mean any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes.

                  (b) All Tax Returns for all periods which end prior to or which include the Closing Date that are or were required to be filed prior to Closing by the Company have been or shall be filed on a timely basis in accordance with the applicable laws of each Governmental Entity. The Company shall timely file or cause to be filed all franchise, income or other Tax Returns including Tax Returns relating to the transactions contemplated by the Agreement that shall be required to be filed after the Closing Date. All such Tax Returns that have been filed were, when filed, and continue to be, true, correct and complete. All such franchise, income or other Tax Returns that will be filed shall be true, correct and complete when filed.

                  (c) Schedule 2.09(c) hereto lists all United States federal, state, local and foreign income Tax Returns that have been filed since January 1, 1991 by the Company that have been audited by any Governmental Entity. Except as set forth on Schedule 2.09(c), any deficiencies proposed as a result of such audits have been paid or finally settled. The Company is not aware of any fact which would constitute substantial grounds for any further material tax liability with respect to the years which have not been or are currently being audited. There are no outstanding waivers or extensions of any statute of limitations relating to the payment of Taxes or the assessment of any Taxes by the Company to which the Company may be liable, and no Governmental Entity has either formally or informally requested such a waiver or extension.

                  (d) Except as set forth on Schedule 2.09(d) hereto, the Company has paid all of its Taxes that have become due and will make arrangements for the timely payment of any Taxes that may become due, for all periods which end prior to or which include the Closing Date, including all Taxes reflected, or required to be reflected, on the Tax Returns referred to in this Section 2.09, or in any assessment, proposed assessment or notice, either formal or informal, received by the Company, except such Taxes, if any, as are set forth on Schedule 2.09(d) hereto that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP (as defined herein)) have been provided. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Entities. There are no liens with respect to Taxes on the capital stock or any property or assets of the Company other than permitted liens for certain Taxes not yet due (or taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves (determined in accordance with GAAP) have been provided).

                  (e) The Company has not agreed to make, nor is it required to make, any adjustments under Section 481(a) of the Code by reason of or change in accounting method or otherwise.

                  (f) Except as set forth on Schedule 2.09(f), with respect to the Subsidiaries, the Company is not, and has never been (and was not required to have been) included in any consolidated, combined or unitary Tax Return with any other person.

                  (g) Except as set forth on Schedule 2.09(g), the Company is not a party to any agreement or arrangement (whether or not written) providing for the payment (whether by indemnification or otherwise) of the Tax liability of (or the relinquishment of any Tax Refund to) any other person, and is not otherwise liable, by law, judgment or otherwise, for the Tax liability of any other person.

                  (h) There are no outstanding requests for rulings with any Taxing or revenue authority that might affect the operations or Tax liability of the Company.

                  (i) The Company was not a United States Real Property Holding Corporation within the meaning of Section 897 (c)(2) of the Code on any applicable determination date during the preceding 5-year period and will not constitute such a United States Real Property Holding Corporation on any applicable determination date during any 5-year period ending on any date on which the Buyer will acquire an interest in the Company pursuant to this Agreement and the Related Agreements.

                  (j) Except as set forth on Schedule 2.09(j) hereto (i) no deficiency for any Taxes has been proposed, asserted or assessed against the Company that has not been resolved and properly paid in full, (ii) no waiver, extension or comparable consent given by the Company regarding the application of the statute of limitations with respect to any Taxes or Tax Returns is outstanding, nor is any request for any such waiver or consent pending, (iii) there is no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Tax Returns pending, nor has there been any notice to the Company by any Taxing authority regarding any Tax audit or other proceeding which has not been completed, nor, to the best knowledge of the Company, is any such Tax audit or other proceeding threatened with regard to any Taxes or Tax Returns; (iv) no power of attorney authorizing any person to take any action on behalf of the Company with respect to any Taxes is currently in force; and (v) there are no pending claims for refund of Taxes filed by the Company.

                  (k) None of the assets of the Company are assets that the Buyer or the Company is or shall be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of
Section 168(h)(1) of the Code.

                  (l) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (m) The Company has not made an election under Section 341(f) of the Code.

                  (n) For purpose of this Section 2.09, references to the Company shall also refer to the Subsidiaries.

         Section 2.10  Employee Benefit Plans; ERISA.

                  (a) Attached hereto as Schedule 2.10 are complete and accurate copies of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by the Company (or any Subsidiary), or to which the Company (or any Subsidiary) currently contributes, or has an obligation to contribute in the future (including, without limitation, benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with copies of any trusts related thereto and a classification of employees covered thereby (collectively, the "Plans"). Schedule 2.10 sets forth all of the Plans that have been terminated within the past three years.

                  (b) Except for the Plans, the Company (including any Subsidiary) does not maintain or sponsor, nor is it a contributing employer to, a pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan, employee welfare benefit plan, or any other arrangement with its employees whether or not subject to ERISA. All Plans are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents. All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are so qualified and have been determined by the IRS to be so qualified (or applications for determination letters have been timely submitted to the Internal Revenue Service (the "IRS")), and copies of the current plan determination letters, most recent actual valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, are included as part of Schedule 2.10. To the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within 120 days after the Closing Date. All reports and other documents required to be filed with any Governmental Entity or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 forms, audits or Tax Returns) have been timely filed or distributed. Neither any Plan nor the Company (included any Subsidiary) has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Plan has incurred an accumulated funding deficiency (as defined in Section 412(a) of the Code and Section 302(l) of ERISA); and no event has occurred pursuant to which the Company (including any Subsidiary) could have any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any plan now or hereafter maintained or contributed to by the Company or any member of a "controlled group" (as defined in Section 4001(a)(14) of ERISA) that includes the Company; and the Company (including any Subsidiary) or any member of a "controlled group" (as defined above) that includes the Company does not currently have (or at the Closing Date will not have) any obligation whatsoever to contribute to any "multi-employer pension plan" (as defined in ERISA Section 4001(a)(14)), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan. Further, except as set forth on Schedule 2.10,:

                           (i) since January 1, 1992, there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without a determination by the IRS that such action does not adversely affect the tax-qualified status of such Qualified Plan;

                           (ii) since January 1, 1992, no Plan which is subject to the provisions of Title IV of ERISA, has been terminated;

                           (iii) since January 1, 1992, there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan which were not properly reported;

                           (iv) the valuation of assets of any Qualified Plan, as of the Closing Date, shall equal or exceed the actuarial present value of all accrued pension benefits under any such Qualified Plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans;

                           (v) with respect to Plans which qualified as "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), the Company (including any

         Subsidiary) has complied (and on the Closing Date will have complied) in all material respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and the Company (including any Subsidiary) has not incurred (and will not incur) any direct or indirect liability and is not (and will not be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect to any direct or indirect failure by the Company (including any Subsidiary), at any time prior to the Closing Date to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or is asserted before or after the Closing Date directly or indirectly against the Company (including any Subsidiary) with respect to such group health plans;

                           (vi) the Company (including any Subsidiary) is not now nor has it been within the past five years a member of a "controlled group" as defined in ERISA Section 4001(a)(14) other than with respect to each other;

                           (vii) there is no pending litigation, arbitration or disputed claim, settlement or adjudication proceeding, and, to the best of the Company's knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, or investigation with respect to any Plan, or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party in interest thereof; and

                           (viii) the Company (including any Subsidiary) has not incurred liability under Sections 4062, 4063, 4064 and 4069 of ERISA.

         Section 2.11 Labor Relations. Except as set forth on Schedule 2.11: (i) the Company and each Subsidiary has paid and performed all material obligations with respect to its employees, independent sales representatives, consultants, agents, officers and directors, including without limitation all wages, salaries, commissions, bonuses, severance pay, vacation pay, benefits and other direct compensation for all services performed by such persons to the date hereof and all amounts required to be reimbursed to such persons; (ii) the Company and each Subsidiary is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours;
(iii) there is no pending, or to the Company's knowledge threatened, charge, complaint, allegation, application or other process against the Company or any Subsidiary before the National Labor Relations Board or any comparable state, local or foreign agency, governmental or administrative; (iv) there is no labor strike, dispute, slowdown or work stoppage or other job action pending, or to the Company's knowledge, threatened against or otherwise materially affecting or involving the Company or any Subsidiary; and (v) no employees of the Company or any Subsidiary are covered by any collective bargaining agreements and to the best knowledge of the Company no effort is being made by any union to organize any of the Company's or the Subsidiaries' employees.

         Section 2.12 Insurance Policies. The Company and each Subsidiary maintain insurance covering all risks customarily insured against and in amounts reasonable and customary in light of the Company's and the Subsidiaries' assets, properties, business, operations, products and services as the same are presently owned or conducted. Each current policy is in full force and effect and all premiums are currently paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies have been sufficient for compliance with all material requirements of law. Except as set forth on Schedule 2.12, there are no material claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance and, to the knowledge of the Company, no basis for any such material claim, action, suit or proceeding exists. The Company has not been refused any insurance with respect to its assets and operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five (5) years.

         Section 2.13  Environmental Laws.

                  (a) As used in this Section 2.13, the following terms shall have the following meanings:

                  (A) "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, as amended.

                  (B) "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System.

                  (C) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, treaties, protocols, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including without limitation all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials).

                  (D) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state, local or foreign law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any chemical, waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Company or any Subsidiary to any environmental costs or liability under any Environmental Law.

                  (E) "Regulatory Actions" mean any claim, demand, action or proceeding with respect to the Company or any Subsidiary brought or instigated by any governmental authority in connection with any Environmental Law, including without limitation, civil, criminal and/or administrative proceedings, and whether or not seeking environmental costs.

                  (F) "Release" means the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material in quantities or concentrations regulated under Environmental Laws.

                  (G) "Third-Party Environmental Claims" means any third-party claim, action, demand or proceeding (other than a Regulatory Action) based on negligence, trespass, strict liability, nuisance, toxic tort, or any other cause of action or theory under common law or Environmental Law.

                  (b) Attached hereto as Schedule 2.13 are all environmental site assessments, reports, documentation, information and other studies relating to the presence or possible presence of Hazardous Materials (as defined hereafter) on, at, in, under, about or from the Real Property (as defined in
Section 2.17) or from the activities of the Company or any Subsidiary on, at, in, under, about or from the Real Property (collectively, the "Environmental Assessments").

                  (c) The Company and each Subsidiary at all times has been in compliance with all applicable Environmental Laws. Neither, the Company nor any Subsidiary has received any notice of any violation of Environmental Law relating to the Real Property or the operations of the Company or any Subsidiary. No Third-Party Environmental Claims and/or Regulatory Actions have been asserted or assessed against the Company or any Subsidiary relating to the Real Property or the operations of the Company or any Subsidiary, and to the knowledge of the Company after due inquiry, no Third-Party Environmental Claims and/or Regulatory Actions are pending or threatened against the Company or any Subsidiary relating to the Real Property or the operations of the Company or any Subsidiary or to properties owned by the Company to which the Company has shipped Hazardous Materials for treatment, storage or disposal.

                  (d) The Company and each Subsidiary has obtained all permits, licenses, certificates of compliance, approvals and other authorizations relating to any Environmental Law (collectively referred to herein as "Authorizations") necessary for the operation of the Company and each Subsidiary. The Company and each Subsidiary is in compliance with the requirements of all Authorizations.

                  (e) The Real Property is not listed in the United States Environmental Protection Agency's (the "EPA") National Priorities List of Hazardous Waste Sites under CERCLA or any similar state list, schedule, log, inventory or record (however defined), of sites from which there has been a Release of Hazardous Materials. No part of the owned Real Property or to the knowledge of the Company, the leased Real Property was ever used, nor is it now being used, as a landfill, dump or other disposal, storage, transfer, handling, or treatment area for Hazardous Materials, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum and/or petroleum products.

                  (f) All transfer, transportation or disposal of Hazardous Materials by the Company or any Subsidiary to properties not owned, leased or operated by the Company or any Subsidiary has been in compliance with applicable Environmental Laws. Neither the Company nor any Subsidiary has transported or arranged for the transportation of any Hazardous Materials to any location which is (A) listed on the EPA's National Priorities List of Hazardous Waste Sites under CERCLA or any similar state list, schedule, log, inventory or record (however defined), of sites from which there has been a Release of Hazardous Materials; (B) listed for possible inclusion on the National Priorities List by the EPA in CERCLIS or any similar state or local list; or (C) the subject of any Regulatory Action or Third-Party Environmental Claim.

                  (g) There has not been, and is not now occurring, any Release of any Hazardous Material on, in, under, about, or from the Real Property, including to the knowledge of the Company, a Release that has come to be located on or under the Real Property from another location.

                  (h) Except as set forth on Schedule 2.13(h), no above ground or underground storage tanks or wells are located on, under or about the Real Property, or have been located on, under or about the Real Property and then subsequently been removed or filled. If any such storage tanks exist on, under or about the Real Property, such storage tanks have been duly registered with all appropriate governmental entities and are otherwise in compliance with all applicable Environmental Laws.

                  (i) Except as set forth on Schedule 2.13(i), the Company has successfully taken all remedial measures, conducted all tests and analyses and instituted all policies recommended to the Company by HTS Environmental Group in their Phase I Environmental Assessments of the Company's facilities in Grenada, Mississippi and York, Pennsylvania dated as of January 14, 1992 and January 15, 1992, respectively, and, as a result of such action on the part of the Company, no condition or thing has come to the attention of the Company which would (or with the lapse of time will) individually or in the aggregate have a Material Adverse Effect.

         Section 2.14 Financial Statements and Books and Records. The Company has previously delivered to the Buyer a copy of the following consolidated financial statements: the balance sheet of the Company as at December 28, 1996 and June 30, 1997, and the related results of operation and statement of cash flows for the periods then ended (the "Financial Statements"). Copies of the Financial Statements are annexed as Schedule 2.14 hereto. The Financial Statements are true and accurate, are in accordance with the books and records of the Company and present fairly in all material respects the financial position and related results of operations of the Company and the Subsidiaries as of the times and for the periods referred to herein, in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods covered thereby ("GAAP"). All of the financial books and records of the Company have been made available to the Buyers.

         Section 2.15 Absence of Liabilities. Except as described on Schedule 2.15, the Company and each Subsidiary has no debt, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not the amount thereof is readily ascertainable, that are not reflected as a liability in the Financial Statements except for liabilities incurred by the Company or the Subsidiaries in the ordinary course of business consistent with past practices which are not otherwise prohibited by, in violation of or which will result in a breach of the representations, warranties and covenants of the Company contained in this Agreement.

         Section 2.16 Absence of Specified Changes. Except as disclosed on
Schedule 2.16, in the Company's Current Report on Form 8-K dated May 19, 1997, in the Company's Annual Report on Form 10-K, in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, or as contemplated by the transactions to be consummated at the Closing, since December 28, 1996, there has not been with respect to the Company (including any Subsidiary) any:

                  (a) action which would result in a material adverse change, whether direct or indirect, in the business, operations, condition (financial or otherwise), prospects, liabilities or assets of the Company and the Company does not know of any change that is threatened or pending which could have a Material Adverse Effect;

                  (b) transaction not in the ordinary course of business, including without limitation any sale of all or substantially all of the assets of the Company or any merger of the Company and any other entity;

                  (c) unfulfilled commitments requiring expenditures by the Company exceeding $250,000 (excluding commitments expressly described elsewhere in this Agreement or the Schedules hereto or which were undertaken in the ordinary course of business consistent with past practice);

                  (d) material damage, destruction or loss, whether or not insured;

                  (e) failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on December 28, 1996 or destruction, damage to, or loss of any asset of the Company (whether or not covered by insurance) that materially and adversely affects the business, operations, condition (financial or otherwise), prospects, liabilities or assets of the Company;

                  (f) change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions;

                  (g) revaluation of any assets or material write down of the value of any inventory;

                  (h) loan or payment to any stockholder or any declaration, setting aside, or payment of a dividend (whether in cash or in shares of capital stock) or other distribution in respect of its capital stock, or any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock;

                  (i) issuance or sale of any shares of capital stock or of any other equity security or any security convertible into or exchangeable or exercisable for equity securities (except pursuant to the exercise of outstanding derivative securities or otherwise pursuant to currently authorized and outstanding employee stock options) or the repricing of any such share of capital stock, other equity security or securities convertible into or exchangeable or exercisable for equity securities;

                  (j) amendment to its Certificate of Incorporation or By-laws other than those disclosed on Schedule 2.06;

                  (k) sale, assignment or transfer of any tangible or intangible asset, including any rights to intellectual property, in the aggregate in excess of $50,000, except in the ordinary course of business consistent with past practice;

                  (l) (x) disposition of or lapse of any material patent, trademark, trade name, service mark or copyright or any application for the foregoing, (y) disposition of any material technology, software or know-how, or
(z) disposition of any license, permit or authorization to use any of the foregoing or any other material right;

                  (m) mortgage, pledge or other encumbrance, including liens and security interests, of any tangible or intangible asset;

                  (n) discharge or satisfaction of any lien or encumbrance or payment or cancellation of any liability other than payment of current liabilities in the ordinary course of business consistent with past practice;

                  (o) cancellation of any debt owed to the Company or any Subsidiary or waiver or release of any material contract, right or claim, except for cancellations, waivers and releases in the ordinary course of business which do not exceed $ 250,000 in the aggregate;

                  (p) indebtedness incurred for borrowed money or any commitment to borrow money, any capital expenditure or capital commitment requiring an expenditure of monies in the future, any incurrence of a contingent liability or any guaranty or commitment to guaranty the indebtedness of others entered into, by the Company, other than customary transactions in the ordinary course of business not in excess of $ 250,000 in the aggregate;

                  (q) amendment, termination or revocation of, or a failure to perform obligations or the occurrence of any default under, any contract or agreement to which the Company, is, or as of December 28, 1996 was, a party or of any license, permit or franchise required for the continued operation of any business conducted by the Company on December 28, 1996;

                  (r) increase or commitment to increase the salary or other compensation payable or to become payable to any of its officers, directors or employees, agents or independent contractors, or the payment of any bonus to the foregoing persons or enter into any employment agreement except as may be required under employment, collective bargaining or termination agreements in effect on the date hereof or, solely with respect to employees other than officers, executive officers and directors, in the ordinary course of business and consistent with past practice and applicable policies and procedures of the Company; or

                  (s) agreement or understanding to take any of the actions described above in this Section 2.16.

         Section 2.17 Real Property; Leases.

                  (a) Schedule 2.17(a) sets forth a correct and complete list of all real property owned by the Company or any Subsidiary and Schedule 2.17(b) sets forth a correct and complete list of each lease, sublease or other arrangement pursuant to which the Company or any Subsidiary leases or subleases real property (collectively, the owned and leased or subleased real property is herein referred to as "Real Property"). The Company and the Subsidiaries are the sole and exclusive legal and equitable owner of all right, title and interest in, and have good, marketable and insurable title in fee simple to, all of the Real Property set forth on Schedule 2.17 as being owned by the Company or such Subsidiary, free and clear of all liens, security interests, charges or encumbrances of any kind, except for liens the presence of which would not be likely to have a Material Adverse Effect. All Real Property is in condition and repair adequate for its current use, is suitable for the purposes for which it is presently being used and in the aggregate is adequate to meet all present requirements of the business of the Company and each of its Subsidiaries, as currently conducted.

                  (b) The Company has heretofore delivered or will deliver to the Buyer prior to Closing a complete and accurate copy of each lease and sublease included on Schedule 2.17(b). Unless otherwise noted on Schedule 2.17(b), the Company or a Subsidiary is the sole lessee or sublessee under each of the leases and subleases listed on Schedule 2.17(b) and each such lease and sublease is valid and in full force and effect and enforceable in accordance with its terms and has not been further supplemented, amended or modified. Unless otherwise noted on Schedule 2.17(b), there exists no event of default or event, occurrence, condition or act, including without limitation the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, which constitutes or would constitute (with notice or lapse of time or both) a default in any respect under any of the leases or subleases on Schedule 2.17(b) that would cause, individually or in the aggregate, a Material Adverse Effect. To the best of the Company's knowledge, neither the Company nor any Subsidiary has received any notice of any event of default or any event, occurrence, condition or act, including without limitation the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, which constitutes or would constitute (with notice or lapse of time or both) a default in any respect under any of the leases or subleases on Schedule 2.17(b). The leased premises are structurally sound with no material defects and are in good operating condition and repair and are adequate for the uses to which they are being put; and none of such leased premises are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The Real Property covered by any leasehold interests listed on Schedule 2.17(b), the buildings, fixtures and improvements on such, and the present use thereof, comply in all material respects with all restrictive covenants, deeds and other restrictions and all zoning laws, ordinances and regulations of Governmental Entities or other authorities having jurisdiction thereof, including provisions relating to permissible nonconforming uses, if any, and any such premises are not presently affected, nor to the best knowledge of the Company threatened, by any condemnation or eminent domain proceeding or any proceeding by a mortgagee.

         Section 2.18 Equipment and Personal Property. Except as described in
Schedule 2.18, all equipment and tangible personal property used by the Company or any Subsidiary are either owned, free and clear of all liens and encumbrances, or are (i) used under capital leases reflected on the Financial Statements or (ii) used under operating leases. All such leases are valid and in full force and effect and enforceable in accordance with their terms and have not been further supplemented, amended or modified. Neither the Company nor any Subsidiary has received any notice of, and there exists no event of default, or event, occurrence, condition or act, including, without limitation, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, which constitutes or would constitute (with notice or lapse of time or both) a default in any respect under any such lease. All of the equipment and tangible personal property owned or leased by the Company and each Subsidiary is in good operating condition and repair, subject to normal wear and tear, none of such assets is in need of maintenance or repairs except for ordinary, routine maintenance and such assets are suitable for and operating according to their intended use in accordance with industry standards.

         Section 2.19 Intangible Property. Schedule 2.19 sets forth a complete and accurate list of the Intangible Property. The Company and each Subsidiary owns or possesses, or has adequate and enforceable licenses or other rights to use and license for all purposes, all proprietary rights necessary for its business (as now conducted or as proposed to be conducted) without any conflict with or infringement of the rights of others including, without limitation, trade secrets, inventions, processes, formulae, technology, technological data, information and know-how. Except as set forth on Schedule 2.19, with respect to the Company and each Subsidiary (i) the Company or such Subsidiary has sole and exclusive good, valid and transferable title with respect to the Intangible Property identified thereon as owned by the Company,
(ii) no royalties or other consideration is required in connection with the Company's or any Subsidiary's use and enjoyment of the Intangible Property, except as provided under the terms of any license agreement or other instrument pursuant to which the Company has obtained rights to use such Intangible Property identified on Schedule 2.19 as not owned by the Company and (iii) no material claim has been asserted by any person against the Company or any Subsidiary with respect to the ownership or use of any Intangible Property by the Company or any Subsidiary nor has the Company or any Subsidiary asserted any similar claim against any person, and to the best knowledge of the Company, there exists no valid basis for any such claim. Except as set forth on Schedule 2.19, the use of the Intangible Property does not violate or infringe, and has not violated or infringed, the rights of any person. Except as set forth on
Schedule 2.19, neither the Company nor any Subsidiary is a licensor with respect to any Intangible Property. "Intangible Property" means all trade names, trademarks, service marks, patents and copyrights (including any registrations or pending applications for registration of any of the foregoing), and all licenses or other rights relating to any of the foregoing that are attributable to the conduct of, used in, or related to, the operations of the Company and each Subsidiary.

         Section 2.20 Software. All computer software, databases and programs utilized by the Company and each Subsidiary are owned by, or are licensed to the Company or a Subsidiary, without any restrictions thereon other than those generally applicable to software licenses pursuant to the licensor's general terms and conditions.

         Section 2.21 Contracts.

                  (a) Schedule 2.21 sets forth an accurate, correct and complete list of the following contracts, agreements, arrangements or instruments (the "Contracts") in effect at any time from January 1, 1996 through the date hereof, to which the Company or any Subsidiary is or was a party, by which it is bound or pursuant to which the Company or any Subsidiary is or was an obligor or a beneficiary:

                           (i) Any material contracts with respect to tangible property other than Real Property which are included on Schedule 2.17, all Contracts with affiliates (whether or not material) other than employment agreements providing for an annual salary and bonus of less than $100,000 or option agreements, material license agreements, termination agreements, consulting or severance agreements, and agreements relating to labor or collective bargaining matters;

                           (ii) Any Contract for capital expenditures or services by the Company or any Subsidiary which involves consideration payable by the Company or any Subsidiary in excess of $250,000 in any fiscal year;

                           (iii) Any Contract evidencing any indebtedness for borrowed money in excess of $ 250,000 or obligation for the deferred purchase price of assets in excess of $250,000 (excluding normal trade payables) or guaranteeing any indebtedness, obligation nor liability in excess of $ 250,000;

                           (iv) Any Contract wherein the Company or any Subsidiary has agreed to a non-competition provision;

                           (v) Any joint venture, partnership, cooperative arrangement or any other Contract involving a sharing of profits;

                           (vi) Any Contract with any Governmental Entity other than for services in the ordinary course of business;

                           (vii) Manufacturers' representative, sales agency, dealer or advertising Contract which is not terminable on notice without cost or other liability to the Company or any Subsidiary;

                           (viii) Contract for the conversion of any obligation, instrument or security, into debt or equity securities of the Company or any Subsidiary other than the Securities, the Stock or the Warrant;

                           (ix) Settlement agreement of any material administrative or judicial proceeding within the past five years other than those the effect of which is reflected in the Financial Statements;

                           (x) Any power of attorney, proxy or similar instrument granted by or to the Company or any Subsidiary other than in the ordinary course of business consistent with past practice; and

                           (xi) Any other material Contract related to the business of the Company or any Subsidiary, as currently conducted or any other Contract not in the ordinary course of business of the Company consistent with past practice.

                  Accurate, correct and complete copies of each such written Contract and written summaries of each such oral Contract have been delivered by the Company to the Buyer.

                  (b) Each Contract listed or referred to on Schedule 2.21 to which the Company or any Subsidiary is a party, by which it is bound or pursuant to which the Company or any Subsidiary is an obligor or a beneficiary is in full force and effect, except where the failure to be in full force and effect will not cause a Material Adverse Effect. The Company and each Subsidiary has complied with all commitments and obligations on its part to be performed or observed under each such Contract, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company, each party to each such Contract other than the Company or any Subsidiary has complied, and is in continuous compliance, with all commitments and obligations on its part to be performed or observed thereunder, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. The Company has not received any notice of a default under any such Contract and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any such Contract, except for such notices and defaults which are not reasonably likely, individually or in the aggregate (together with the items set forth in Schedule
2.21 annexed hereto), to have a Material Adverse Effect.

                  (c) Except as set forth on Schedule 2.21, no consent of any other party to any of the Contracts is required in connection with the execution, delivery and performance of this Agreement by the Company.

         Section 2.22 Inventory. All inventory of the Company and each Subsidiary, whether reflected in the Financial Statements or otherwise and whether existing now or at the Closing, consists or will consist of a quality and quantity usable in the ordinary course of business, except for items of obsolete materials, prior season, slow moving, irregular or defective stock and materials of below-standard quality, all of which have been written off or down to fair market value as reflected in the Financial Statements. The inventory reflected in the Financial Statements were on the date thereof properly recorded thereon and reflected at such date proper reserves as determined in accordance with GAAP, consistently applied, and stated, on an aggregate basis, at the lower of cost (based on the first-in, first-out method) or market value. The current inventory of the Company and each Subsidiary are not, except in amounts which in the aggregate are not material, in excess of their reasonably anticipated requirements. The current inventory of the Company conforms to customary trade standards for marketable goods.

         Section 2.23 Title to Properties; Liens. The Company and each Subsidiary has good, valid and marketable title to all of its assets, free and clear of any lien, charge or other encumbrance, except for (a) the lien of the Bank pursuant to the Loan Agreement, (b) such liens or other encumbrances specifically set forth on Schedule 2.23 and (c) liens for current Taxes not yet due and payable.

         Section 2.24 Condition of Assets. The assets, including, without limitation, manufacturing plants, of the Company and each Subsidiary are in good working order and condition, subject to normal wear and tear, and have no defects which would materially interfere with the business of the Company or any Subsidiary as presently conducted or to be conducted after the Closing Date.

         Section 2.25 Transactions with Affiliates. Except as set forth on
Schedule 2.25 or as contemplated by the transactions to be consummated at the Closing, no officer, director or 5% stockholder of the Company or any Subsidiary
(i) has borrowed money from, or loaned money to, the Company or any Subsidiary pursuant to which any amount remains outstanding, (ii) is a party to any contract with the Company or any Subsidiary,(iii) has asserted or threatened to assert any claim against the Company or any Subsidiary within the past 36 months or that has not been fully discharged or (iv) is engaged in any transaction with the Company or any Subsidiary.

         Section 2.26 Valid Transfer. At the Closing, the Company will convey to the Buyer good title to the Securities purchased free and clear of any liens, claims, charges, encumbrances, security interests, pledges, equities, assessments or restrictions of any nature whatsoever. Upon conversion or exchange, if any, of the Securities into Convertible Preferred Stock, the Warrant and Common Stock, the Company will convey to the holders of such securities good title to the Convertible Preferred Stock, the Warrant and Common Stock purchased thereby free and clear of any liens, claims, charges, encumbrances, security interests, pledges, equities, assessments or restrictions of any nature whatsoever. The form of certificates representing the Stock to be delivered to the Buyer shall conform to all applicable requirements of the State of Delaware.

         Section 2.27 Absence of Certain Practices. To the best knowledge of the Company, neither the Company, the Subsidiaries, nor any director, officer, agent, employee or other person acting on their behalf, has given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person who is or may be in a position to help or hinder the Company or any Subsidiary or assist the Company or any Subsidiary in connection with any proposed transaction involving the Company or any Subsidiary, which gift or similar benefit, if not given in the past, would have materially and adversely affected the business or prospects of the Company or any Subsidiary.

         Section 2.28 Accounts Payable and Accrued Expenses. All accounts payable and accrued expenses reflected on the Financial Statements arose from bona fide transactions in the ordinary course of business.

         Section 2.29 Accounts Receivable. All accounts receivable reflected on the Financial Statements arose from bona fide transactions in the ordinary course of business and, to the best knowledge of the Company, there are no facts or circumstances which will cause such receivables not to be current and fully collectible in accordance with their terms, net of any reserves or allowances reflected on the Financial Statements for accounts receivable included in the Financial Statements.

         Section 2.30 Solvency. After giving effect to the transactions contemplated by this Agreement and the other transactions related hereto, and the payment of fees and expenses in connection therewith, the Company in good faith after due inquiry believes that:

                  (a) The present fair salable value of all of the assets (including goodwill), taken as a whole, of the Company will be greater than the total amount of liabilities, including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities, of the Company.

                  (b) The present fair salable value of all of the assets (including goodwill), taken as a whole, of the Company is sufficient to pay the probable liability of the Company on its existing debts as such debts become absolute and matured. The Company currently pays and expects it will be able to pay its debts and other liabilities, contingent obligations and other commitments as they mature or come due in the normal course of business.

                  (c) The Company is not engaged in, and is not about to engage in, business or transactions for which it has unreasonably small capital.

                  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement or any other document contemplated herein with the intent to hinder, delay or defraud either present or future creditors of the Company.

         Section 2.31 Investment Company Act. The Company is not an investment company or a person directly or indirectly controlled by or acting on behalf of an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Section 2.32 Securities Exchange Act Reports. True and complete copies of the following documents, have been separately delivered and identified by the Company to the Buyer:

                  (i) The Company's Annual Reports on Form 10-K for the fiscal years ended December 30, 1995 and December 28, 1996;

                  (ii) The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997;

                  (iii) The Company's definitive proxy statement relating to the Company's 1996 annual meeting of stockholders; and

                  (iv) The Company's Current Report on Form 8-K dated May 19, 1997.

         All reports, forms and statements required to be filed by the Company during the period from January 1, 1995 to the date of this Agreement under Securities Exchange Act of 1934, as amended (the "Exchange Act") have been duly filed. The Company has heretofore made public disclosure of such additional material information since the date of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996 as it was required to disclose pursuant to the requirements of applicable federal and state securities and other laws and has furnished copies of such disclosure to the Buyer. The report on Form 10-K for the fiscal year ended December 28, 1996 and all subsequent reports on Form 10-Q and 8-K, annual reports to stockholders, proxy statements and other public disclosures as of the dates thereof or the dates made, and such other documents or information with respect to the Company and its Subsidiaries required to be supplied to the Buyer pursuant to this Agreement or supplied to the Buyer at its request by the Company or on its behalf, taken as a whole, were or are true, correct and complete and did not or do not contain any statement which is false or misleading with respect to a material fact, and did not or do not omit to state a material fact necessary in order to make the statements therein not false or misleading.

         Section 2.33 Securities Exemption. Assuming the representations and warranties of the Buyer are true, the offer and sale of the Securities pursuant to this Agreement and the issuance of the Convertible Preferred Stock, the Warrant and the Common Stock to the Buyer upon the conversion or exchange, if any, of the Securities are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Company has not and will not take any actions which would cause the offers and sales contemplated hereunder to be ineligible for such exemption or subject the same to the registration or qualification requirements of any securities or blue sky laws of any applicable jurisdiction. The offer of the Securities was made in accordance with, and in full compliance with, all applicable federal and state securities or blue sky laws.

         Section 2.34 Customers and Suppliers. To the knowledge of the Company, except as set forth on Schedule 2.34, none of the Company's ten largest customers in terms of sales or ten largest suppliers in terms of purchases, in each case with respect to the fiscal year ended December 28, 1996, has ceased doing business with the Company and, to the knowledge of the Company, none of such customers or suppliers intends to cease doing business with the Company or to materially and adversely change its relationship with the Company.

         Section 2.35 Rights Plan. Neither the execution nor delivery of this Agreement or the Related Documents nor the consummation of the transactions contemplated hereby and thereby will result in the rights issued by the Company under the Rights Agreement, dated as of June 5, 1996 between the Company and First Union National Bank of North Carolina, N.A., as rights agent (the "Rights Plan"), becoming exercisable by the holders thereof or result in the creation or vesting of any rights in such holders under the Rights Plan.

         Section 2.36 Promotional Programs. Since January 1, 1995, the promotional programs of the Company and the Subsidiaries and the Subsidiaries have been and are being conducted in the ordinary course of business consistent with past practice. Schedule 2.36 describes all material obligations, commitments, agreements and understandings, whether oral or written, with any person having relations with the Company relating to or involving advertising and promotional programs or plans whether directed to customers, trade parties or others.

         Section 2.37 Orders, Commitments and Returns. As of the date of this Agreement, the aggregate of all accepted and unfulfilled orders for the sale of merchandise entered into by the Company is approximately $17,769,585 as of September 19, 1997, and all contracts or commitments for the purchase of supplies by the Company and all orders were made in the ordinary course of business. As of the date of this Agreement, there are no claims against the Company to return in excess of an aggregate of $250,000 of merchandise by reason of alleged overshipments, defective merchandise or otherwise, and there is no merchandise in the hands of customers under an understanding that such merchandise would be returnable.

         Section 2.38 Warranty Claims. The schedule of warranty expenses of the Company for the two fiscal years ended December 31, 1996 as described on
Schedule 2.38 is true, complete and correct.

         Section 2.39 Disclosure. No representation, warranty or statement made by the Company in (i) this Agreement, (ii) the Schedules attached hereto, or
(iii) any other written materials furnished or to be furnished by the Company to the Buyer or its representatives, attorneys and accountants pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                   -------------------------------------------

         The Buyer represents and warrants to the Company as of the date hereof and the date of the Closing as follows:

         Section 3.01 Organization. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite power and authority to own, lease and operate its properties and to carry on its business as being conducted.

         Section 3.02 Authority. The Buyer has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary action on the part of the Buyer, and no other proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         Section 3.03 Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby nor compliance by the Buyer with any of the provisions hereof will require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on the Buyer).

         Section 3.04 Own Account. The Buyer is acquiring the Securities, the Warrant and the Stock for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act; provided, that under the terms of organization of the Buyer, under certain circumstances, the Securities, the Warrant and the Stock will be distributed to the members of the Buyer.

         Section 3.05 Limited Transferability. The Buyer understands that (i) the Securities, the Warrant and the Stock have not been registered under the Securities Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act and (ii) the Securities, the Warrant and the Stock must be held by the Buyer indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration requirement; provided, that under the terms of organization of the Buyer, under certain circumstances, the Securities, the Warrant and the Stock will be distributed to the members of the Buyer.

         Section 3.06 Accredited Investor. The Buyer, and each of the members of the Buyer, is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Securities, the Warrant and the Stock, and, having had access to, or having been furnished with, all such information as it has considered necessary, has concluded that it is able to bear those risks.

         Section 3.07 Furnishing the Company with Information. The Buyer, on its own behalf and on behalf of its members, will furnish to the Company such information as is required in accordance with the Securities Act for inclusion in a registration statement to be filed by the Company in connection with the Rights Offering and such information as is required in accordance with the Exchange Act, and the proxy rules promulgated thereunder for inclusion in an information statement to be distributed to stockholders regarding the amendments to the Certificate of Incorporation contemplated hereby and the other transactions contemplated hereby (the "Information Statement").

                                   ARTICLE IV.

                     CONDITIONS TO EACH PARTY'S OBLIGATIONS
                     --------------------------------------

         The respective obligations of each party hereunder are subject to the satisfaction, at or before the Closing, of the conditions set out below.

         Section 4.01 Governmental Authorizations; Consents. The Company and the Buyer shall have obtained all Consents necessary for the consummation of the transactions contemplated hereby or that thereafter may be necessary to effectuate the transactions contemplated hereby.

         Section 4.02 Absence of Litigation. There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (i) prohibits or makes illegal the purchase by the Buyer of the Securities, the Warrant or the Stock, (ii) would require the divestiture by the Buyer of all or a material portion of the Securities, the Warrant or the Stock or the assets of the Buyer as a result of the transactions contemplated hereby, or (iii) would impose limitations on the ability of the Buyer to effectively exercise full rights of ownership of the Securities, the Warrant or the Stock as a result of the transactions contemplated hereby.

         Section 4.03 No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby.

         Section 4.04 Opinion of Investment Banker. The Company shall have received the opinion of Wasserstein, Perella & Co. that the Purchase Price is fair to the Company from a financial point of view.

                                   ARTICLE V.

                 CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS
                 -----------------------------------------------

         The obligation of the Buyer to purchase the Securities is subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefits of these conditions are for the Buyer only and may be waived in writing by the Buyer at any time in its sole discretion.

         Section 5.01 Accuracy of Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date as though made at that time, and the Buyer shall have received a certificate attesting thereto from the Company signed by a duly authorized officer of the Company.

         Section 5.02 Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, including, without limitation, the deliveries required under this Article V and the Buyer shall have received a certificate attesting thereto from the Company signed by a duly authorized officer of the Company.

         Section 5.03 Opinion of Counsel. The Buyer shall have received from counsel to the Company an opinion of counsel, dated as of the Closing Date and addressed to the Buyer in the form annexed hereto as Exhibit E.

         Section 5.04 Casualty Losses; Material Change. Since December 28, 1996, neither the Company nor any Subsidiary shall have suffered (i) any material casualty loss, (ii) any material business interruption, (iii) any material labor difficulty or customer boycott or (iv) any material adverse change in its business, operations, prospects or financial condition.

         Section 5.05 Customer Consents. The consent of each customer of the Company or licensor/licensee of the Company listed on Schedule 5.05 shall have been obtained to the issuance and transfer of the ownership of the Securities, the Warrant and the Stock.

         Section 5.06 Securities. The Securities shall be free and clear of liens, charges or encumbrances.

         Section 5.07 Deliveries. At the Closing, the Company shall deliver to the Buyer: (i) duly executed certificates representing all of the Investor Preferred Stock being purchased hereby; (ii) duly executed Notes representing all of the Notes being purchased hereby; (iii) such other bills of sale, instruments of assignment and other documents as may be reasonably requested by the Buyer in order to effect or evidence the transactions contemplated hereunder; (iv) an opinion of counsel to the Company in the form attached hereto as Exhibit E; (v) a certificate of the chief executive officer of the Company certifying to the fulfillment of the conditions set forth in Sections 5.01 and 5.02; (vi) a copy of the resolutions of the Company's Board of Directors and of its stockholders, certified by its secretary, authorizing the execution, delivery and performance of this Agreement and the Related Agreements; (vii) good standing certificates for the Company and its Subsidiaries relating to their respective jurisdictions of incorporation and the jurisdictions listed on
Schedule 2.01, a certified Certificate of Incorporation of the Company and the By-laws of the Company reflecting the amendments referred to in Section 5.08;
(viii) copies of the consents referred to in Section 5.05, if any; and (ix) such other instruments and certificates as may be reasonably requested by the Buyer.

         Section 5.08 By-law Amendments. The Company shall have amended its By-laws to fix the number of the members of the Board of Directors at nine.

         Section 5.09 Lease. The Company shall have entered into a modification of the lease relating to the Company's Showroom at 111 West 40th Street, New York, New York, in form and substance satisfactory to the Buyer.

         Section 5.10 Employment Agreements.

                  (a) The Company shall have entered into an agreement with Edwin Dean, providing for his agreement to remain reasonably accessible to the Company and assist in a smooth transition, in form and substance satisfactory to the Buyer.

                  (b) The Company shall have entered into a modification of the Company's employment agreement with Mary Ann Domuracki, providing for (i) the deferral by Ms. Domuracki of certain rights under the change-of-control provisions of such agreement and (ii) the continued employment of Ms. Domuracki by the Company, in form and substance satisfactory to the Buyer.

                  (c) The Company shall have entered into a modification of the Company's employment agreement with Beverly Eichel, providing for (i) the deferral by Ms. Eichel of certain rights under the change-of-control provisions of such agreement and (ii) the continued employment of Ms. Eichel by the Company, in form and substance satisfactory to the Buyer.

                  (d) The Company shall have entered into an agreement with Donald Schupak, providing for (i) the continued employment of Mr. Schupak by the Company, (ii) the termination of that certain Heads of Agreement dated March 27, 1997 between the Company and Mr. Schupak and (iii) the issuance on the Closing Date, to Mr. Schupak of a warrant to purchase 5,372,315 shares of Common Stock at $.30 per share.

                  (e) The Company shall have entered into option agreements with each of Mary Ann Domuracki, Beverly Eichel and Nina McLemore in form and substance satisfactory to the Buyer.

         Section 5.11 License Modifications.

                  (a) The Company shall have entered into a modification of the Company's license agreement with Givenchy Corporation ("Givenchy"), providing for (i) the waiver by Givenchy of its rights under the change-of-control provisions of such agreement and (ii) the continuation of such license agreement on the terms contained therein, in form and substance satisfactory to the Buyer.

                  (b) The Company shall have entered into a modification of the Company's license agreement with Anne Klein & Company ("AKC"), providing for (i) the waiver by AKC of its rights under the change-of-control provisions of such agreement and (ii) the continuation of such license agreement on the terms contained therein, in form and substance satisfactory to the Buyer.

         Section 5.12 Modification of Preferred Stock. The Company shall have authorized an agreement with the holder of the Company's 10% Cumulative Convertible Preferred Stock

("Preferred Stock"), providing for the modification and/or exchange or conversion of the Preferred Stock, in form and substance satisfactory to the Buyer.

         Section 5.13 SunAmerica Waiver. The Company shall have entered into an agreement with SunAmerica Life Insurance Company ("SunAmerica"), providing for the termination by SunAmerica of its right to designate members of the Board of Directors of the Company, in form and substance satisfactory to the Buyer.

         Section 5.14 Net Operating Losses. The Buyer shall be reasonably satisfied that, for federal income tax purposes, the net operating losses of the Company (which at June 29, 1997 were approximately $11.6 million) shall be available to shelter cancellation of indebtedness income, if any, arising from the discharge of the term loan portion of the Loan Agreement.

         Section 5.15 Board of Directors. Subject to the succeeding sentence, the Buyer shall have received, and the Company shall have accepted, resignations of such members of the Board of Directors of the Company as the Buyer shall have designated. The Company shall have taken all actions necessary to cause the Board of Directors of the Company to be comprised of nine persons as follows: four designees of the Buyer; three designees of the Board of Directors of the Company as comprised prior to the date of the Closing; Donald Schupak and Mary Ann Domuracki. The Company's Board of Directors shall recommend or approve all such designees to the Board prior to their appointment as directors. The Company shall have taken all actions necessary to cause the Board of Directors of the Company to establish the Credit Facility Committee (as defined in Section 9.17).

         Section 5.16 FIRPTA Affidavit. The Company shall have delivered an affidavit, dated the Closing Date, pursuant to Section 1445 of the Code (Foreign Investment in Real Property Tax Act of 1990 Affidavit).

         Section 5.17 Rights Plan. The Company shall have taken all action required under the Rights Plan to redeem the rights granted thereunder and shall have delivered to the Buyer evidence satisfactory to the Buyer of such action.

         Section 5.18 Registration Rights Agreement. At the Closing, the Company shall deliver to the Buyer the duly executed Registration Rights Agreement in the form attached hereto as Exhibit F.

         Section 5.19 Patent Collateral and Security Agreement. At the Closing, the Company shall deliver to the Buyer the duly executed Patent Collateral Assignment and Security Agreement in the form attached hereto as Exhibit G.

         Section 5.20 Trademark Security Agreement. At the Closing, the Company shall deliver to the Buyer the duly executed Trademark Security Agreement in the form attached hereto as Exhibit H.

         Section 5.21 License Security Agreement. At the Closing, the Company shall deliver to the Buyer the duly executed License Agreement in the form attached hereto as Exhibit I.

         Section 5.22 Loan and Security Agreement. At the Closing, the Company shall deliver to the Buyer the duly executed Loan and Security Agreement in the form attached hereto as Exhibit J.

         Section 5.23 Guaranty. At the Closing, the Company shall deliver to the Buyer the duly executed Guaranty of Danpen, Inc. in the form attached hereto as Exhibit L.


                                   ARTICLE VI.

               CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS.
               --------------------------------------------------

         The obligation of the Company to sell the Securities is subject to the satisfaction, at or before the Closing, of the conditions set out below. The benefits of these conditions are for the Company only and may be waived by the Company in writing at any time in its sole discretion.

         Section 6.01 Accuracy of Representations and Warranties. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

         Section 6.02 Performance by the Buyer. The Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, including, without limitation, the deliveries required by Section 6.03 and the Company shall have received a certificate attesting thereto from a duly authorized officer of the Buyer.

         Section 6.03 Deliveries. At the Closing, the Buyer shall deliver to the
Company: (i) documents evidencing the Loan Amount in transferable form satisfactory to the Company for cancellation in part and contribution to the Company's equity in part; (ii) the Cash Purchase Price; (iii) a certificate of the Buyer certifying as to the fulfillment of the conditions set forth in
Section 6.01 and 6.02; (iv) evidence of the consent of the Bank to the consummation of the transactions contemplated hereby; (v) a good standing certificate for the Buyer issued by the Secretary of State of Delaware; and (vi) such other instruments and certificates as may be reasonably requested by the Company.

                                  ARTICLE VII.

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                    ----------------------------------------
                            COVENANTS AND AGREEMENTS.
                            -------------------------

         Except as otherwise specifically provided for herein, the representations, warranties, covenants and agreements of the Buyer and the Company included or provided for herein, or in other instruments or agreements delivered or to be delivered at or prior to Closing in connection herewith, including the representations and warranties of all entities or persons made in the certificates to be delivered to the Buyers pursuant hereto (each, an "Ancillary Document"), and the obligation of the Buyer and the Company to indemnify on account of a breach or violation thereof shall survive for a period of eighteen (18) months following the Closing Date (or such longer period as set forth in the succeeding sentences). There shall be no limit on the survival of the indemnification obligations of the Company for breaches of the representations or warranties made by the Company as to the transfer of legal and valid title to the Securities, the Warrant and the Stock and as to Environmental Matters. The indemnification obligations of the Company for breaches of the representations or warranties made by the Company with respect to Taxes or Tax matters shall survive until the expiration of the applicable statute of limitations. Notwithstanding anything herein to the contrary, if, prior to the expiration of any indemnification period, either the Buyer or the Company shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved before the expiration of such period, any representation, warranty, covenant or agreement that is the basis for such claim shall continue to survive and shall remain a basis for indemnity as to such claim until such claim is finally resolved. All statements contained herein and in the Schedules, the Financial Statements and the certificates delivered pursuant to this Agreement shall be deemed representations and warranties for all purposes of this Agreement. The respective representations and warranties of the Company and the Buyer contained herein or in any other documents covered in the preceding sentence shall not be deemed waived or otherwise affected by any investigation made by any party hereto or any amendment or supplement to the schedules or exhibits hereto occurring after the signing of this Agreement.


                                  ARTICLE VIII.

                                INDEMNIFICATION.
                                ----------------

         Section 8.01 General Indemnity.

         Subject to the limitations and other provisions of Article VII and this
Article VIII, the Company agrees to indemnify and hold harmless the Buyer, its Affiliates (as defined below), and the successors and assigns of each of them from, against and in respect of any and all Losses (as defined below) resulting from, incurred in connection with or arising out of (i) any breach of any representation, warranty, covenant or agreement of the Company or any breach of the representations and warranties made in the certificates delivered to the Buyer pursuant hereto and any actual or threatened action or proceeding in connection with any such breach, (ii) any litigation to which the Buyer or any of its Affiliates is or becomes subject relating to the conduct of the business of the Company on or prior to the Closing Date, (iii) any liens, charges or encumbrances on the Securities, the Warrant or the Stock or (iv) any untrue statement or alleged untrue statement of any material fact contained in or omission or alleged omission to state in the Information Statement or in any of the Rights Offering Materials (as defined in Section 9.14) a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made except insofar as the untrue statement, alleged untrue statement, omission or alleged omission is based upon information furnished in writing to the Company by the Buyer expressly for use in the Information Statement or in the Rights Offering Materials, as the case may be. The Buyer shall indemnify and hold harmless the Company, its Affiliates and their successors and assigns from, against and in respect of any and all Losses resulting from, incurred in connection with or arising out of (i) any breach of any representation, warranty, covenant or agreement of the Buyer and any actual or threatened action or proceeding in connection therewith and (ii) any untrue statement or alleged untrue statement of any material fact contained in or omission or alleged omission to state in any of the Rights Offering Materials a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made if and only to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is based upon information furnished to the Company in writing by the Buyer expressly for use in the Rights Offering Materials. The party or parties being indemnified are referred to herein as the "Indemnitee" and the indemnifying party is referred to herein as the "Indemnitor". The term "Affiliate" or "Affiliated" or any similar term shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person. The term "Loss" or "Losses" or any similar term shall mean any and all liabilities (whether accrued, contingent or otherwise), damages, deficiencies, costs, claims, judgments, amounts paid in settlement, interest, penalties, assessments and out-of-pocket expenses (including reasonable attorneys' and auditors' fees and disbursements).

         Section 8.02 Indemnification Procedure.

                  (a) Any party who receives notice of a potential claim that may, in the judgment of such party, result in a Loss shall use all reasonable efforts to provide the parties hereto notice thereof, provided that failure or delay or alleged delay in providing such notice shall not adversely affect such party's right to indemnification hereunder. In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall assert a claim for indemnification by written notice (a "Notice") to the Indemnitor stating the nature and basis of such claim. In the case of Losses arising by reason of any third party claim, the Notice shall be given within 30 days of the filing or other written assertion of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee.

                  (b) In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee which consent shall not be unreasonably withheld) and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim. The Indemnitor shall, within 20 days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim. If (i) the Indemnitor shall decline to assume the defense of any such claim, (ii) the Indemnitor shall fail to notify the Indemnitee within 20 days after receipt of the Notice of the Indemnitor's election to defend such claim or (iii) the Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnitor (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee), the Indemnitee shall defend against such claim and the Indemnitee may settle such claim without the consent of the Indemnitor, and Indemnitor may not challenge the reasonableness of any such settlement. The expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnitor and the Indemnitor shall pay the Indemnitee, in immediately available funds, the amount of any Losses, as such Losses are incurred. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. In the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, the Indemnitor shall within 10 days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount, pay to the Indemnitee, in immediately available funds, the amount of such Losses. Anything in this
Article VIII to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnitee or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee, a release from all liability in respect of such claim.

                  (c) The remedies provided for in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

                  (d) No claim may be made against the Company for indemnification pursuant to this Article VIII with respect to any individual item of liability or damage, unless the aggregate of all such liabilities and damages of Buyer, its Affiliates, and their respective successors and assigns under this Article VIII shall exceed $500,000, and the Company shall not be required to pay or be liable for the first $500,000 in aggregate amount of any such liabilities and damages. Neither Buyer, its Affiliates nor any of their respective successors or assigns shall be indemnified pursuant to this Article VIII with respect to any individual item of liability or damage if the aggregate of all liabilities and damages of Buyer, its Affiliates and their respective successors and assigns for which they have received indemnification hereunder shall have exceeded $3,000,000. For the purposes of this Article VIII, in computing such individual or aggregate amounts of claims, the amount of each claim shall be deemed to be an amount (i) net or any Tax benefit to the Buyer,
(ii) net of any insurance proceeds and any indemnity, contribution or other similar payment payable by any third party with respect thereto, and (iii) net of any reserves provided for in the Financial Statements.

                                   ARTICLE IX.

                    COVENANTS/OBLIGATIONS AFTER THE CLOSING.
                    ----------------------------------------

         Section 9.01 Further Assurances. Subject to the terms and conditions hereof, the Company agrees that after the Closing Date it will execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to more effectively vest in the Buyer good title to the Securities and to consummate the transactions contemplated hereby and the Buyer agrees that after the Closing Date it will execute and deliver such documents to the Company as the Company may reasonably request to evidence consummation of the transactions Contemplated hereunder.

         Section 9.02 Maintenance of Office. The Company shall maintain at its principal place of business, an office where the Notes, the Warrant and the Stock may be surrendered for transfer and where notices and demands to or upon the Company in respect of the Notes, the Warrant and the Stock may be served.

         Section 9.03 Corporate Existence; Status. The Company shall do or cause to be done, and shall cause each of its subsidiaries to do or cause to be done, all things necessary to preserve and keep in full force and effect its and their corporate existence in accordance with the rights, licenses and franchises of the Company and its subsidiaries.

         Section 9.04 Dividends. The Company shall not make, pay or declare, directly or indirectly, any dividends or other distributions with respect to its capital stock (other than dividends in the form of additional capital stock of the Company) or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of, any of its capital stock prior to the payment in full of the obligations with respect to the Notes, the Investor Preferred Stock and the Convertible Preferred Stock, except to the extent expressly permitted by the terms of the Notes, the Investor Preferred Stock or the Convertible Preferred Stock.

         Section 9.05 Application of Proceeds. The Company shall apply the proceeds under Article I hereof from the sale of the Securities for working capital and general corporate purposes; provided, however, the Company may apply $200,000 of the proceeds to pay the fee of

Wasserstein, Perella & Co. for the fairness opinion contemplated by Section 4.04 hereof, $150,000 of the proceeds to pay an amendment fee to the Bank and may apply proceeds to pay other fees due to the Bank on the date hereof and the fees and expenses of the Buyer pursuant to Section 10.01.

         Section 9.06 Observance of Statutes, Regulations and Orders. The Company shall, and shall cause each of its subsidiaries to remain at all times in compliance with all laws, statutes or other rules or regulations of any Governmental Entity or other regulatory authority.

         Section 9.07 Taxes. The Company shall pay, and shall cause each of its subsidiaries to pay, prior to delinquency, all such Taxes, assessments and governmental levies as are imposed upon the Company or its subsidiaries, except as contested in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made.

         Section 9.08 Maintenance of Properties. The Company shall, and shall cause each of its subsidiaries to, maintain, preserve, protect and keep the properties material to the operation of its business, and its subsidiaries, in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with past practices of the Company.

         Section 9.09 Books and Records. The Company shall, and shall cause each of its subsidiaries to keep books and records which accurately reflect all of its material business affairs and transactions.

         Section 9.10 Maintenance of Insurance; Indemnification. The Company shall maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in a similar business and owning similar properties in the same general areas in which the Company operates. In addition, the Company shall enter into and maintain indemnification agreements with the members of the Company's Board of Directors, such agreements to indemnify such persons to the maximum extent provided by law.

         Section 9.11 Inspection. As often as may reasonably be requested, the Company will permit any authorized representative designated by Buyer to visit and inspect any of their respective properties, including its financial and accounting records, and to make copies and extracts therefrom, and to discuss the Company's affairs and finances with its officers and independent accountants, all upon reasonable prior notice and at reasonable times during normal business hours.

         Section 9.12 Furnish Reports. For so long as the Buyer owns any Notes or Stock, the Company shall maintain a system of accounting established and administered in accordance with

U.S. generally accepted accounting principles consistently applied, and shall furnish to Buyer (i) within ninety (90) days of its fiscal year end a copy of its audited financial statements, (ii) within forty-five (45) days of the end of each quarter a copy of its unaudited quarterly financial statements and (iii) within ten (10) days of the end of each month a copy of its unaudited monthly financial statements.

         Section 9.13 Furnish Additional Information. The Company will furnish the following additional information to the Buyer:

                  (a) Promptly (but in any event within five days) after receipt thereof, any letters furnished to the Company by its independent public accountants which comment on the accounting practices of the Company;

                  (b) Promptly (but in any event within five days) after the discovery of any material adverse event or circumstance affecting the Company, including but not limited to the filing of any material litigation against the Company or any subsidiary or the discovery that the Company is not, or with the passage of time will not be, in compliance with any provision of its certificate of incorporation or By-laws or with any provision of this Agreement or any other material agreement, a letter from the president or chief financial officer of the Company speci fying the nature and period of existence thereof and the actions the Company has taken or proposes to take with respect thereto;

                  (c) Promptly (but in any event within five days) after transmission thereof, copies of any communication from the Company to its stockholders or the financial community at large, and any reports filed by the Company with any securities exchange, the National Association of Securities Dealers, Inc., the Commission, any state official or agency charged with securities regulation, any other governmental agency, domestic or foreign, and any material correspondence between the Company and any of the foregoing (including, without limitation, any correspondence from any of the foregoing); and

                  (d) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries as the Buyer may from time to time reasonably request.

         Section 9.14 Rights Offering.

                  (a) Promptly after the conversion or exchange of the Securities into Convertible Preferred Stock, Common Stock and the Warrant in accordance with the terms of the Securities, the Company shall offer each of the holders of Common Stock and preferred stock of the Company (including the Buyer) the transferable right (the "Rights") to subscribe for Common Stock with respect to each share of Common Stock owned by such stockholders at a subscription price per share of Common Stock equal to $.30 (the "Rights Offering"). Subscriptions for fractional shares will not be accepted, but will be rounded down to the nearest whole number.

                  (b) Pursuant to the Rights Offering, each stockholder of the Company will receive one Right for each share of Common Stock held by such stockholder (on a fully diluted basis). The Buyer will commit to subscribe for its pro rata portion of shares of Common Stock offered pursuant to the Rights issued to it based on the number of shares of Common Stock owned by the Buyer at the time of the Rights Offering (on a fully diluted basis). If the stockholders of the Company (including the Buyer) subscribe for less than 10,000,000 shares of Common Stock (representing an aggregate subscription price of $3.0 million) (such number of shares less than 10,000,000 being referred to herein as the "Share Deficiency"), then the Buyer (or its designee) will subscribe for that number of additional shares of Common Stock as is equal to the Share Deficiency. It is acknowledged that the purchase price for any Common Stock subscribed for by the Buyer shall have been satisfied by conversion or exchange of the Securities into Convertible Preferred Stock, Common Stock and the Warrant and no further amount shall be due or owing from the Buyer on account of any such Common Stock subscribed for by the Buyer. The proceeds of any Common Stock subscribed for in the Rights Offering by stockholders of the Company other than the Buyer shall be promptly paid to the Buyer in reduction of any outstanding Notes. The Company will use all reasonable efforts to file a registration statement with respect to the Rights Offering with the Commission within five days of the Closing Date, and to have such registration statement declared effective by the Commission within 40 days of the Closing Date, and to consummate such Rights Offering promptly thereafter. The Registration Statement, the prospectus included therein, and the other materials used in connection with the Rights Offering are referred to herein as the "Rights Offering Materials."

                  (c) In connection with the Rights Offering, the Company will
(i) prepare and file and use its reasonable efforts to have declared effective a registration statement under the Securities Act related thereto (the "Registration Statement"); (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period of the offering and to comply with the provisions of the Securities Act (such amendments and supplements, together with the Registration Statement and prospectus, being referred to herein as the "Rights Offering Materials"); (iii) use all reasonable efforts to register or qualify all Rights, to the extent necessary, and the shares of Common Stock issuable upon the exercise of the Rights and to the Buyer as a result of a Share Deficiency under any applicable securities or blue sky laws; and (iv) to do any and all other things reasonably necessary or advisable to consummate the distribution of the Rights and the consummation of the Rights Offering in compliance with the Securities Act and all applicable state securities and blue sky laws; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for the Rights Offering, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

                  (d) When the Rights Offering Materials shall first be mailed or distributed to stockholders (the "Mailing Date"), the information with respect to the Company and the

Subsidiaries set forth in the Rights Offering Materials or incorporated therein by reference (i) will comply in all material respects with the provisions of the federal securities laws; (ii) will comply in all material respects with all applicable provisions of Delaware law; and (iii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, and the consolidated financial statements contained therein will fairly present the consolidated financial condition of the Company and its consolidated subsidiaries (including the Subsidiaries). At all times subsequent to the Mailing Date up to and including the closing of the Rights Offering, the information with respect to the Company and the Subsidiaries set forth in the Rights Offering Materials (x) will comply in all material respects with the provisions of the federal securities laws and (y) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, and the consolidated financial statements contained therein will fairly present the consolidated financial condition of the Company and its consolidated subsidiaries (including the Subsidiaries).

         Section 9.15 Transfer of Securities. The Buyer, subject to applicable federal and state securities laws, may transfer all or any portion of the Notes, the Warrant or the Stock.

         Section 9.16 Corporate Governance.

                  (a) At the Closing, and for so long as any Investor Preferred Stock is outstanding, the Buyer shall have the right to designate that number of the Company's nominees for election to the Board which shall be equal to one director less than a majority of the total number of directors constituting the whole Board of Directors; provided, that such nominees are "Suitable Directors." At the Closing of the conversion or exchange of the Securities pursuant to
Section 9.18 and for so long as the outstanding shares of Convertible Preferred Stock which have not been converted, redeemed or exchanged in accordance with their terms shall constitute fifty percent (50%) or more of the shares of Convertible Preferred Stock originally issued (beginning with the period commencing at the Closing Date, the "Covered Period"), the Buyer shall have the right to designate a majority of the Company's nominees for election to the Board; provided, that such nominees are "Suitable Directors". The nominees designated by the Buyer are herein referred to as the "Buyer Nominees." The Company's Board of Directors shall recommend or approve all such Buyer Nominees prior to their appointment as directors. In furtherance of the foregoing, the Company, acting through its Board and in accordance with its Certificate of Incorporation, By-laws and applicable law, shall recommend in the proxy statement for each annual or special meeting of stockholders at which directors shall be elected, and shall recommend at each such stockholders meeting, as part of the management or Board slate for election to the Board, the Buyer Nominees. All shares for which the Company's management or Board holds proxies (including undesignated proxies) shall be voted in favor of the election of such Buyer Nominees, except as may otherwise be provided by stockholders submitting such proxies. In the event that any Buyer Nominee shall cease to serve as a director for any reason, the Company shall cause (subject to the provisions of applicable law) the vacancy resulting thereby to be filled as promptly as practicable by a Suitable Director selected by the Buyer. The Buyer shall cause the Buyer Nominees to provide the Company with such information as the Company may reasonably request for inclusion in the Company's proxy statement for each meeting at which their election is to be acted upon. "Suitable Directors" shall mean (x) persons of appropriate experience who possess the same level of general business experience as the present non-employee members of the Board, and (y) persons with respect to whom no disclosure would be required in compliance with the requirements of Item 401(f) of Regulation S-K promulgated under the Securities Act. The parties hereto agree that the determination of "appropriate experience," as such term is used in the preceding sentence, shall be made in good faith and subject to their fiduciary obligations by a majority of the Company's independent directors. If a nominee designated by the Buyer is determined not to be a Suitable Director, the directors who made such determination shall set forth, in reasonable detail, their reasons for such determination in a written statement to be delivered to the Buyer promptly after such determination.

                  The Buyer and the Company will each use its best efforts to effectuate the provisions of this Section 9.16.

         (b) All deliberations and approvals regarding the refinancing or replacement of the revolving credit portion of the Company's Loan Agreement shall be made by the Credit Facility Committee (as defined below). For purposes of this Section 9.16, the term "Credit Facility Committee" shall mean a committee of the Board of Directors of the Company comprised of Mary Ann Domuracki and two Buyer Nominees selected for such committee by the Buyer. The Buyer may, in its sole discretion, waive the formation of the Credit Facility Committee and the requirements of this Section 9.16(c).

         Section 9.17 Options. From and after the Closing, so long as any Notes or shares of Stock are held by the Buyer, no options to purchase Common Stock shall be repriced or new options to purchase Common Stock issued without the approval of the Buyer Nominees.

         Section 9.18 Exchange of Securities. Upon the closing (the "Refinancing Closing") of the repayment of all amounts due and owing to the Bank by the Company under the revolving credit portion of the Company's Loan Agreement,$14,396,488.20 aggregate principal amount of the Notes and the Investor Preferred Stock shall be automatically converted into (i) shares of fully paid and non-assessable Convertible Preferred Stock equal to $12,000,000 in stated value, (ii) the fully paid and non-assessable Warrant and (iii) to the extent the authorized capital stock of the Company permits and the Registration Statement shall have been declared effective by the Commission, 7,988,294 shares of fully paid and non-assessable Common Stock in the Rights Offering, without further notice and without action on the part of the Buyer (or such lesser number of shares of Common Stock as are available for purchase by the Buyer (provided, that no shares shall be deemed available for purchase if the Registration Statement shall not have been declared effective by the Commission)); provided, however, that if the Refinancing Closing shall not have occurred on or prior to March 31, 1998, the Notes and the Investor Preferred Stock shall no longer be convertible or exchangeable hereunder. The remaining $603,511.80 aggregate principal amount of the Notes (assuming authorized capital stock of the Company is available to permit the purchase of the full 7,988,294 shares of Common Stock and the Registration Statement shall have been declared effective by the Commission) shall be used to purchase Common Stock in the Rights Offering by paying the exercise price of Rights not exercised by stockholders of the Company other than the Buyer pursuant to the Rights Offering. The Company shall promptly remit to the Buyer all monies representing the exercise of the Rights by stockholders of the Company other than the Buyer pursuant to the Rights Offering and the remaining principal amount of the Notes shall be repaid dollar for dollar as the Buyer receives such monies from the Company. If the Refinancing Closing occurs prior to the time that the Company has 7,988,294 shares of Common Stock available for purchase by the Buyer and prior to the time the Registration Statement shall have been declared effective by the Commission, the Notes shall remain outstanding in a principal amount equal to $3,000,000. Any remaining balance of the Notes will be converted into Common Stock, upon the Company authorizing a sufficient amount of capital stock and the Registration Statement having been declared effective by the Commission, in an amount equal to the quotient obtained by dividing (aa) the balance of such Notes less the aggregate dollar amount to be paid by other stockholders in the exercise of their rights to purchase Common Stock in the Rights Offering by (bb) .30. The Company shall pay all issue taxes, if any, incurred in respect of the issue of the securities delivered on conversion or exchange of the Securities pursuant to this Section 9.18.

         Section 9.19 Information Statement; Certificate of Incorporation. (a) The Company, in compliance with applicable law, shall prepare and file with the Securities and Exchange Commission (the "Commission") no later than September 26, 1997, the Information Statement subject to prior consultation with the Buyer. The Company shall respond promptly to any comments made by the Commission with respect to the Information Statement and shall provide the Buyer with copies of all its correspondence with the Commission relating thereto, and the Company shall not file an amendment or any other document with the Commission unless the Buyer shall first have had adequate opportunity to review and comment on such document. The Company will amend, supplement or revise the Information Statement as may from time to time be necessary in order to insure that the Information Statement does not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading. The Company shall cause the Information Statement to be mailed to the Company's stockholders at the earliest practicable date.

                  (b) The Company shall, as soon as practicable, amend its Certificate of Incorporation to (x) eliminate the provisions for a classified Board of Directors and (y) increase its authorized capital stock. The amendment shall be duly authorized by the Company and its stockholders and shall be duly filed with the Secretary of State of Delaware.

         Section 9.20 Confidentiality. Except to the extent necessary to develop, preserve and maintain the Company's business relationships and to perform the terms of this Agreement, no party (or its representatives, agents, counsel or accountants) hereto shall disclose to any third party any confidential or proprietary information about the business or operations of the other party hereto or their subsidiaries or the transactions contemplated hereby, except as may be required by applicable law. The parties hereto agree that the remedy at law for any breach of the requirements of this Section 9.20 will be inadequate and that any breach would cause such immediate and permanent damage as would be impossible to ascertain, and, therefore, the parties hereto agree and consent that in the event of any breach of this Section 9.20, in addition to any and all other legal and equitable remedies available for such breach, including a recovery of damages, the non-breaching party shall be entitled to obtain preliminary or permanent injunctive relief without the necessity of proving actual damage by reason of such breach and, to the extent permissible under applicable law, a temporary restraining order may be granted immediately on commencement of such action. The Buyer shall have the right to review and provide input on press releases of the Company relating to this Agreement and the transaction contemplated hereby. Notwithstanding the foregoing, the Buyer shall be entitled to (a) discuss this Agreement and the transactions contemplated hereby with stockholders of the Company and to solicit their approval of such transactions and (b) discuss this Agreement, the transactions contemplated hereby and the Company with the Buyer's members.

         9.21 Modification of Preferred Stock. The Company shall promptly modify and/or exchange or convert the Preferred Stock, on terms satisfactory to the Buyer.

                                   ARTICLE X.

                                 MISCELLANEOUS.
                                 --------------

         Section 10.01 Costs. The Buyer on the one hand and the Company on the other each represent to the other that it has not used a broker in connection with the transactions contemplated by this Agreement. The Company shall pay the costs and expenses incurred by the Company and all reasonable legal fees and expenses incurred by the Buyer in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, including, without limitation, the fees and expenses incurred by the Buyer with respect to the Loan Amount and the fees and expenses of an advisor retained by the Buyer to provide advice to the Buyer in respect of the potential tax consequences to the Company of the contribution to the Company of the Loan Amount. In addition, the Company shall pay the out of pocket costs of the Buyer and Onyx Partners, Inc. ("Onyx") up to a maximum of $75,000 in the aggregate. The Company shall reimburse the Buyer (or Onyx, as appropriate) by bank check or wire transfer of immediately available funds for the expenses reflected in this
Section 10.01. Such amounts shall be paid promptly by the Company upon presentation of documentation reasonably satisfactory to it evidencing such expenditures. The Company acknowledges that the agreements contained in this
Section 10.01 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Buyer would not enter into this Agreement; accordingly, if the Company fails to promptly pay the expenses hereunder when due, the Company shall in addition thereto pay to the Buyer all costs and expenses (including reasonable fees and disbursements of counsel) incurred in collecting such expenses due under this Section 10.01 together with interest on the amount of the expenses due under this Section 10.01 (or any unpaid portion thereof) from the date such payment is received by the Buyer at the rate of 15% per annum.

         Section 10.02 Headings. Subject headings are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

         Section 10.03 Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by telecopy, on the business day after notice is delivered to a courier or mailed by express mail if sent by courier delivery service or express mail for next day delivery and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

         If to the Company to:

         Chief Executive Officer
         Danskin, Inc.
         111 West 40th Street
         New York, New York
         Fax: (212) 768-1638
         Phone: (212) 764-4630


         with a copy to:

         Samuel B. Fortenbaugh III, Esq.
         Morgan, Lewis & Bockius
         101 Park Avenue
         New York, NY 10178
         Fax: (212) 309-6273
         Phone: (212) 309-6000

         If to the Buyer, to:

         Andrew Astrachan
         Danskin Investors, LLC
         c/o Onyx Partners, Inc.
         9595 Wilshire Blvd.
         Suite 700

         Beverly Hills, CA 90212
         Fax: (310) 246-9937
         Phone: (310) 724-5599

         with a copy to:

         Martin Nussbaum, Esq.
         Shereff, Friedman, Hoffman & Goodman, LLP
         919 Third Avenue
         New York, New York  10022
         Fax:  (212) 758-9526
         Phone:  (212) 758-9500

         Section 10.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

         Section 10.05 Governing Law; Forum; Process. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York as applied to contracts made and to be performed entirely in the State of New York without regard to principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New York or any federal court sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 10.06 Entire Agreement. This Agreement, including the Related Agreements, Schedules and Exhibits hereto, sets forth the entire understanding and agreement and supersedes any and all other understandings, negotiations or agreements between the Company and the Buyer relating to the sale and purchase of the Securities, including, but not limited to, that certain letter of agreement, dated May 19, 1997, by and between the Company and Onyx on behalf of the Buyer.

         Section 10.07 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

         Section 10.08 Severability. In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

         Section 10.09 No Prejudice. The terms of this Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

         Section 10.10 Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

         Section 10.11 Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         Section 10.12 Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by all parties hereto.

         Section 10.13 Waiver. At any time prior to the Closing, the Buyer or the Company may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

         Section 10.14 Knowledge of the Company. References herein to the Company's knowledge shall include the knowledge of Donald Schupak, Mary Ann Domuracki, Beverly Eichel and Edwin Dean.

         Section 10.15 Remedy for Breach. The Company hereby acknowledges that in the event of any breach or threatened breach by the Company of any of the provisions of this Agreement, the Buyer would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, the Company hereby agrees that, in such event, the Buyer shall be entitled, without the necessity of proving damages or posting bond, and notwithstanding any election by the Buyer to claim damages, to obtain a temporary and/or permanent injunction (without proving a breach therefor) to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Buyer may have at law or in equity.

         10.16 Assignment. The Buyer may assign a portion of its rights and benefits hereunder to the Oppenheimer Bond Fund for Growth.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                  DANSKIN, INC.
                                  a Delaware corporation


                                  By:
                                     ---------------------------------
                                      Name:
                                      Title:

                                  DANSKIN INVESTORS, LLC
                                  a Delaware limited liability company

                                  By: Onyx Partners, Inc.
                                      its manager

                                  By:
                                     ---------------------------------
                                      Name:
                                      Title:

                                       46